SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2002

FLEETBOSTON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

RHODE ISLAND

(State or other jurisdiction of incorporation)

1-6366	05-0341324

(Commission File Number)	(IRS Employer Identification No.)

100 Federal Street, Boston, MA	02110

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-434-2200

(Former name or former address, if changed since last report)

Item 5.     Other Events.

     In a press release dated July 15, 2002, FleetBoston Financial Corporation (FleetBoston) announced second quarter 2002 earnings. A copy of the press release is attached hereto as Exhibit 99.1 and, pursuant to Form 8-K, General Instruction F, is incorporated herein by reference.

     Earlier today, on a conference call, Eugene McQuade, FleetBoston's Chief Financial Officer, reviewed the Corporation's second quarter 2002 financial results, and stated that he expected FleetBoston's earnings for each of the third and fourth quarters of 2002 to be in the range of $550 million to $650 million, or $.55 to $.65 per common share.  Mr. McQuade also stated that the Corporation continues to maintain strong levels of capital and liquidity.

Item 7.     Financial Statements and Other Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release dated July 15, 2002 announcing second quarter 2002 earnings.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETBOSTON FINANCIAL CORPORATION Registrant

By: /s/ Ernest L. Puschaver Ernest L. Puschaver Chief Accounting Officer

Dated: July 15, 2002

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